EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1989 Long-Term Incentive Plan and the 1995 Incentive Plan for Non-Management Employees of Tanknology-NDE International, Inc., of our report dated March 19, 1999, with respect to the consolidated financial statements of Tanknology-NDE International, Inc. included in its Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Austin, Texas
March 26, 1999